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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, NY 10019-6099

August 19, 1998

United Auto Group, Inc.
375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

We have acted as counsel to United Auto Group, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 1,000,000 shares of Voting Common Stock, par value $0.0001 per share (the "Stock"), issuable pursuant to the UnitedAuto 401(k) Savings and Retirement Plan and 500,000 shares of Stock issuable pursuant to the United Auto Group, Inc. Stock Option Plan (collectively, the "Plans").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and copies (certified or otherwise identified to our satisfaction) of the Plans and such other documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Stock to be originally issued under the Plans have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher